Exhibit 21


           LIST OF SUBSIDIARIES OF PHILLIPS PETROLEUM COMPANY

Listed below are subsidiaries of the registrant at December 31, 2000. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.

                                                    State or Jurisdiction
                                                     in Which Subsidiary
                                                      Was Incorporated
          Name of Company                               or Organized
          ---------------                           ---------------------

66 Pipe Line Company                                    Delaware
Phillips Alaska Holdings, Inc.                          Delaware
Phillips Alaska, Inc.                                   Delaware
Phillips Alaska Natural Gas Corporation                 Delaware
Phillips China Inc.                                     Liberia
Phillips Coal Company                                   Nevada
Phillips Gas Company                                    Delaware
Phillips Gas Company Shareholder, Inc.                  Delaware
Phillips International Investments, Inc.                Delaware
Phillips Investment Company                             Nevada
Phillips Kazakhstan Ventures, Ltd.                      Liberia
Phillips Oil Company (Nigeria) Ltd.                     Nigeria
Phillips Petroleum Canada Ltd.                          Canada
Phillips Petroleum Company Norway                       Delaware
Phillips Petroleum Company United Kingdom Limited       United Kingdom
Phillips Petroleum Company Western Hemisphere           Delaware
Phillips Petroleum International Corporation            Delaware
Phillips Petroleum International Investment Company     Delaware
Phillips Petroleum Kazakhstan, Ltd.                     Liberia
Phillips Petroleum Resources, Ltd.                      Delaware
Phillips Petroleum Timor Sea Inc.                       Delaware
Phillips Petroleum Timor Sea Pty Ltd                    New South Wales
Phillips Petroleum UK Investment Corporation            Delaware
Phillips Petroleum (91-12) Pty Ltd                      Australia
Phillips Pipe Line Company                              Delaware
Phillips Receivables Company, LLC                       Oklahoma
Phillips Texas Pipeline Company, Ltd.                   Texas
Phillips Transportation Alaska, Inc.                    Delaware
Phillips-San Juan Partners, L.P.                        Delaware
Phillips 66 Capital I                                   Delaware
Phillips 66 Capital II                                  Delaware
Polar Tankers, Inc.                                     Delaware
Sooner Insurance Company                                Vermont
WesTTex 66 Pipeline Company                             Delaware